Exhibit 99.1

Contact:	Gary Thompson - Media	Jennifer Chen - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6407
Caesars Entertainment Reports Fourth Quarter and Full Year 2014 Results
LAS VEGAS, March 2, 2015 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported the following fourth quarter and full year 2014 results and recent developments:

•	Consolidated net revenues increased 6% year-over-year driven by growth at CGP LLC and CERP

•	Consolidated results led by strength in social and mobile games and new hospitality offerings were offset by unfavorable hold at Caesars Palace and increased operating expenses

•	CEOC announced comprehensive debt restructuring plan on December 19, which includes a significant reduction in CEOC’s long-term debt and annual interest payments

•	Caesars Acquisition Company and Caesars Entertainment announced on December 22 an agreement to merge in a combined company that will be positioned for sustainable long-term growth and value creation

Summary Financial Data
The table below highlights certain GAAP and non-GAAP financial measures on a consolidated basis:

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions, except per share data)	2014	2013		2014	2013
Casino revenues (1)	$1,371	$1,350	1.6%	$5,418	$5,529	(2.0)%
Net revenues (1)	2,131	2,004	6.3%	8,516	8,220	3.6%
Loss from operations (1)	(402)	(1,777)	77.4%	(452)	(2,026)	77.7%
Loss from continuing operations, net of income taxes (1)	(1,055)	(1,655)	36.3%	(2,674)	(2,733)	2.2%
Loss from discontinued operations, net of income taxes	(15)	(97)	84.5%	(192)	(207)	7.2%
Net loss attributable to Caesars	(1,011)	(1,757)	42.5%	(2,771)	(2,948)	6.0%
Basic and diluted loss per share	(7.00)	(12.83)	45.4%	(19.45)	(22.93)	15.2%
Property EBITDA (2)	359	386	(7.0)%	1,689	1,877	(10.0)%
Adjusted EBITDA (3)	372	406	(8.4)%	1,693	1,855	(8.7)%
____________________
(1) - (3) See footnotes following Cash and Available Revolver Capacity later in this release

Management Commentary
“Ongoing strength in the interactive business, new hospitality offerings and sequential improvement in same-store regional results were key drivers of our fourth quarter performance despite the continuation of exceptionally unfavorable hold at Caesars Palace,” said Gary Loveman, chairman, chief executive officer and president of Caesars Entertainment. “As we begin 2015, we are highly focused on enhancing performance at CEOC through a series of cost initiatives and the implementation of the previously announced financial restructuring plan. With more than 80% of first lien noteholders supporting the plan, we are committed to working with additional creditor groups to build greater consensus and complete the restructuring process as quickly as possible.”
Other Key Matters During the Quarter
In the discussion below, the words “Company,” “Caesars,” “Caesars Entertainment,” “CEC,” “we,” and “our” refer to Caesars Entertainment Corporation and its consolidated entities, unless otherwise stated or the context requires otherwise.
Fourth quarter Adjusted EBITDA for Caesars Entertainment Corporation was $372 million. Top-line results benefited from the addition of The Cromwell, Horseshoe Baltimore, and the High Roller as well as new hospitality offerings. Furthermore, strong growth in CIE provided over $60 million in incremental revenue in the quarter. These increases to revenue were negatively impacted by approximately $60 million of unfavorable year-over-year hold at Caesars Palace, higher start-up costs from new properties as well as new food and beverage outlets, and increased overhead expenses.
The Company is intensely focused on ensuring operating costs are aligned with the current environment to enhance CEC's profitability. To that end, the Company is acting aggressively to reduce expenses and increase EBITDA across the Company through a variety of identified initiatives in operations, marketing and corporate expenses. CEC will no longer consolidate CEOC beginning with the CEOC bankruptcy filing on January 15, 2015. Including CEOC and the entities (CES, CERP, CGP LLC and their consolidated subsidiaries) that will remain in CEC's consolidated results subsequent to CEOC's bankruptcy filing, we expect to produce an incremental $250 to $300 million of EBITDA in 2015 as a result of these actions, with the overwhelming majority of this increase to be driven by cost savings. During the fourth quarter, the Company realized approximately $9 million in cost savings but the real benefits from these efforts will be seen beginning in the first quarter of 2015.
On December 19, 2014, CEOC reached an agreement with certain of CEOC's first lien noteholders regarding terms of a financial restructuring plan, which would significantly reduce long-term debt and annual interest payments, and result in a stronger balance sheet for CEOC. The restructuring support agreement has now been signed by over 80% of the first lien noteholders.
Additionally, on December 22, 2014, Caesars Entertainment and Caesars Acquisition Company announced a definitive agreement to merge in an all-stock transaction. The planned merger will position the combined company to support the restructuring of CEOC without the need for any significant outside financing.
To implement the financial restructuring, CEOC and certain of its U.S. subsidiaries voluntarily filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois in Chicago on January 15, 2015. All Caesars Entertainment properties, including those owned by CEOC, are open for business and are continuing to operate in the ordinary course. The restructuring is conditioned upon the release of all pending and potential litigation claims against Caesars Entertainment, Caesars Acquisition Company and related parties. The proposed restructuring plan remains subject to approval by the Bankruptcy Court and the receipt of required gaming regulatory approvals.

Financial Results
The financial results presented below leverage a management view and include Caesars with its four reportable segments and Parent/Other. Segment results are presented consistent with the way CEC management assesses these results, which is a consolidated view that adjusts for the impact of certain transactions between reportable segments within Caesars, as described below. As a result, the results of certain reportable segments presented in this release differ from the financial statement information presented in their separate filings.
Segment Net Revenues(9)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC (4)	$1,149	$1,221	(5.9)%	$4,812	$4,985	(3.5)%
CERP (5)	500	463	8.0%	2,065	1,979	4.3%
CGP LLC Casinos (6)	371	265	40.0%	1,281	1,040	23.2%
CIE (7)	156	95	64.2%	587	317	85.2%
Parent / Other(8)	(45)	(40)	(12.5)%	(229)	(101)	(126.7)%
Total	$2,131	$2,004	6.3%	$8,516	$8,220	3.6%

Segment Income/(loss) from Operations(9)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC (4)	$(102)	$(863)	88.2%	$(323)	$(1,344)	76.0%
CERP (5)	(122)	(981)	87.6%	(32)	(804)	96.0%
CGP LLC Casinos (6)	(208)	(115)	(80.9)%	(139)	(3)	*
CIE (7)	—	(4)	100.0%	21	(9)	*
Parent / Other(8)	30	186	(83.9)%	21	134	(84.3)%
Total	$(402)	$(1,777)	77.4%	$(452)	$(2,026)	77.7%

Cash and Available Revolver Capacity
Each of the entities comprising Caesars Entertainment’s consolidated financial statements have separate debt agreements with restrictions on usage of the respective entity's capital resources. CGP LLC is a variable interest entity that is consolidated by Caesars Entertainment, but is controlled by its sole voting member, Caesars Acquisition Company (“CAC”). CAC is a managing member of CGP LLC and therefore, controls all decisions regarding the liquidity and capital resources of CGP LLC.

	December 31, 2014
(In millions)	CEOC(10)	CERP	CES	CGP LLC	Parent
Cash and cash equivalents	$1,194	$189	$70	$944	$409
Revolver capacity		270	—	150	—
Revolver capacity drawn or committed to letters of credit		(180)	—	—	—
Total cash and revolver capacity		$279	$70	$1,094	$409
____________________

*	Not meaningful

(1)
Casino revenues, net revenues, income from operations, and loss from continuing operations, net of income taxes for all periods presented in the table above exclude the results of Alea Leeds casino (closed in March 2013), Golden Nugget casino (closed in February 2014), Harrah's Tunica casino (closed in June 2014), CIE RMG BEL (closed in August 2014), Showboat casino (closed in August 2014) and the subsidiaries that held the Company's land concession in Macau (sold in November 2013) because all of these are presented as discontinued operations.

(2)
Property EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company's management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)
Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

(4)
CEOC results present the sales of The LINQ promenade and Octavius Tower (to CERP in 2013); Planet Hollywood Resort & Casino (to CGP LLC in October 2013); Horseshoe Baltimore (to CGP LLC in October 2013) and The Cromwell, Bally's Las Vegas, The LINQ Hotel, and Harrah's New Orleans (to CGP LLC in May 2014) as if they had occurred as of the earliest period presented, consistent with internal management presentation.

(5)	CERP includes The LINQ promenade and Octavius Tower in all periods presented.

(6)	CGP LLC Casinos is comprised of all subsidiaries of CGP LLC excluding CIE.

(7)	CIE is comprised of the subsidiaries that operate its social and mobile gaming operations and WSOP.

(8)	Parent/Other includes consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC results and CEC Parent level activity.

(9)	As consolidated, and adjusted

(10)	CEOC is unable to draw on its remaining revolver capacity subsequent to its voluntary filing for reorganization under Chapter 11.

Conference Call Information
Caesars Entertainment Corporation (NASDAQ: CZR) will host a conference call at 1:30 p.m. Pacific Time Monday, March 2, 2015 to review its fourth quarter results. The call will be accessible in the Investor Relations section of www.caesars.com.
If you would like to ask questions and be an active participant in the call, you may dial 877-637-3676, or 832-412-1752 for international callers, and enter Conference ID 84866985 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company's website for 90 days after the event.
About Caesars
Caesars Entertainment is the world's most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary Caesars Entertainment Operating Company, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Partners, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 77 years ago, CEC has grown through development of new resorts, expansions, and acquisitions, and its portfolio of subsidiaries now operate 49 casinos in 14 U.S. states and five countries. The Company's resorts operate primarily under the Caesars®, Harrah's®, and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. The Company is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.
Forward Looking Information
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, these statements contain words such as “will,” “expect,” “believe,” “plan,” “would,” or “positioned”, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, such as legal proceedings, the restructuring of CEOC, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including Caesars Entertainment, and the interest of various creditors, equity holders, and other constituents;

•	the ability to retain key employees during the restructuring of CEOC;

•
the event that the Restructuring Support Forbearance Agreement (“RSA”) may not be consummated in accordance with its terms, or persons not party to the RSA may successfully challenge the implementation thereof;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSA;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the restructuring as contemplated by the RSA;

•	the potential adverse effects of Chapter 11 proceedings on Caesars Entertainment’s liquidity or results of operations;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from our cost savings programs;

•	the financial results of CGP LLC’s business;

•	the impact of our substantial indebtedness and the restrictions in our debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of the company to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•
changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•
severe weather conditions or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of its facilities, such as the amount of losses and disruption to us as a result of Hurricane Sandy in late October 2012;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•
acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities, such as the amount of losses and disruption to our company as a result of Hurricane Sandy in late October 2012;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In millions, except per share data)	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenues
Casino	$1,371	$1,350	$5,418	$5,529
Food and beverage	378	347	1,522	1,451
Rooms	292	279	1,207	1,167
Management fees	13	15	58	57
Other	306	228	1,197	855
Reimbursable management costs	55	65	252	268
Less: casino promotional allowances	(284)	(280)	(1,138)	(1,107)
Net revenues	2,131	2,004	8,516	8,220
Operating expenses
Direct
Casino	840	783	3,253	3,112
Food and beverage	178	151	694	639
Rooms	74	71	315	296
Property, general, administrative, and other	625	544	2,306	2,035
Reimbursable management costs	55	65	252	268
Depreciation and amortization	165	168	636	701
Write-downs, reserves, and project opening costs, net of recoveries	24	59	120	104
Impairment of goodwill	407	—	695	104
Impairment of intangible and tangible assets	39	1,885	299	2,727
Corporate expense	90	47	282	161
Acquisition and integration costs and other	36	8	116	99
Total operating expenses	2,533	3,781	8,968	10,246
Loss from operations	(402)	(1,777)	(452)	(2,026)
Interest expense	(716)	(574)	(2,670)	(2,252)
Other gains/(losses)	(1)	(43)	(95)	28
Loss from continuing operations before income taxes	(1,119)	(2,394)	(3,217)	(4,250)
Income tax benefit	64	739	543	1,517
Loss from continuing operations, net of income taxes	(1,055)	(1,655)	(2,674)	(2,733)
Discontinued operations
Loss from discontinued operations	(25)	(88)	(213)	(239)
Income tax benefit/(provision)	10	(9)	21	32
Loss from discontinued operations, net of income taxes	(15)	(97)	(192)	(207)
Net loss	(1,070)	(1,752)	(2,866)	(2,940)
Net (income)/loss attributable to noncontrolling interests	59	(5)	95	(8)
Net loss attributable to Caesars	$(1,011)	$(1,757)	$(2,771)	$(2,948)
Loss per share - basic and diluted
Loss per share from continuing operations	$(6.90)	$(12.13)	$(18.10)	$(21.32)
Loss per share from discontinued operations	(0.10)	(0.70)	(1.35)	(1.61)
Net loss per share	$(7.00)	$(12.83)	$(19.45)	$(22.93)

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED SUMMARY BALANCE SHEETS
(UNAUDITED)
(In millions)

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$2,806	$2,771
Restricted cash	76	88
Other current assets	791	911
Total current assets	3,673	3,770
Property and equipment, net	13,456	13,238
Goodwill and other intangible assets	5,516	6,551
Restricted cash	109	337
Other long-term assets	781	793
Total assets	$23,535	$24,689
Liabilities and Stockholders’ Deficit
Current liabilities
Current portion of long-term debt	$15,779	$197
Other current liabilities	2,501	2,334
Total current liabilities	18,280	2,531
Long-term debt	7,434	20,918
Other long-term liabilities	2,563	3,144
Total liabilities	28,277	26,593
Total Caesars stockholders’ deficit	(4,998)	(3,122)
Noncontrolling interests	256	1,218
Total deficit	(4,742)	(1,904)
Total liabilities and stockholders' deficit	$23,535	$24,689

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company's performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income; (ii) (benefit)/provision for income tax; (iii) depreciation and amortization; (iv) corporate expenses; and (v) certain items that management does not consider indicative of the Company's ongoing operating performance at an operating property level. In evaluating Property EBITDA, you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as Property EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the agreements governing CEOC, CERP, and CGP LLC's secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company's performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated.
Property EBITDA(a)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC	$174	$263	(33.8)%	$886	$1,290	(31.3)%
CERP	116	104	11.5%	519	530	(2.1)%
CGP LLC	64	65	(1.5)%	324	304	6.6%
Other	5	(46)	*	(40)	(247)	83.8%
Total	$359	$386	(7.0)%	$1,689	$1,877	(10.0)%

Adjusted EBITDA(a)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2014	2013		2014	2013
CEOC	$171	$274	(37.6)%	$888	$1,272	(30.2)%
CERP	103	95	8.4%	467	493	(5.3)%
CGP LLC	103	85	21.2%	416	339	22.7%
Other	(5)	(48)	89.6%	(78)	(249)	68.7%
Total	$372	$406	(8.4)%	$1,693	$1,855	(8.7)%
____________________

*	Not meaningful

(a)	Property EBITDA and Adjusted EBITDA are presented on a legal entity basis consistent with agreements governing applicable secured credit facilities.

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Three Months Ended December 31, 2014					Three Months Ended December 31, 2013
(In millions)	CEOC(i)	CERP(j)	CGP LLC(k)	Other(l)	CEC	CEOC(i)	CERP(j)	CGP LLC/ Predecessor(k)	Other(l)	CEC
Net income/(loss) attributable to company	$(739)	$(217)	$(247)	$192	$(1,011)	$(1,385)	$(696)	$(114)	$438	$(1,757)
Net income/(loss) attributable to noncontrolling interests	5	—	(18)	(46)	(59)	2	—	(5)	8	5
Net income/(loss)	(734)	(217)	(265)	146	(1,070)	(1,383)	(696)	(119)	446	(1,752)
Net (income)/loss from discontinued operations	24	—	—	(9)	15	93	—	—	4	97
Net income/(loss) from continuing operations	(710)	(217)	(265)	137	(1,055)	(1,290)	(696)	(119)	450	(1,655)
Income tax (benefit)/provision	41	(6)	17	(116)	(64)	(68)	(409)	19	(281)	(739)
Income/(loss) from continuing operations before income taxes	(669)	(223)	(248)	21	(1,119)	(1,358)	(1,105)	(100)	169	(2,394)
Other (gains)/losses(a)	2	—	—	(1)	1	(6)	37	(45)	57	43
Interest expense	561	101	49	5	716	532	88	21	(67)	574
Income/(loss) from operations	(106)	(122)	(199)	25	(402)	(832)	(980)	(124)	159	(1,777)
Depreciation and amortization	81	46	44	(6)	165	116	53	28	(29)	168
Impairment of intangible and tangible assets(b)	118	172	147	9	446	910	1,016	—	(41)	1,885
Write-downs, reserves, and project opening costs, net of recoveries(c)	(2)	3	19	4	24	53	5	4	(3)	59
Acquisition and integration costs and other(d)	31	—	6	(1)	36	(9)	—	15	2	8
Corporate expense	55	17	—	18	90	35	10	—	2	47
Impact of consolidating The LINQ and Octavius Tower(e)	(3)	—	—	3	—	(6)	—	—	6	—
Change in fair value of contingently issuable non-voting membership units	—	—	47	(47)	—	—	—	138	(138)	—
Change in fair value of contingent consideration	—	—	—	—	—	—	—	4	(4)	—
EBITDA attributable to discontinued operations	—	—	—	—	—	(4)	—	—	—	(4)
Property EBITDA	$174	$116	$64	$5	$359	$263	$104	$65	$(46)	$386
Corporate expense	(55)	(17)	—	(18)	(90)	(35)	(10)	—	(2)	(47)
Stock-based compensation expense (f)	8	2	39	—	49	20	—	19	(3)	36
Adjustments to include 100% of Baluma S.A.'s adjusted EBITDA(g)	8	—	—	—	8	10	—	—	—	10
Depreciation in corporate expense	11	—	—	—	11	3	—	—	—	3
Other items(h)	25	2	—	8	35	13	1	1	3	18
Adjusted EBITDA	$171	$103	$103	$(5)	$372	$274	$95	$85	$(48)	$406

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Year Ended December 31, 2014					Year Ended December 31, 2013
(In millions)	CEOC(i)	CERP(j)	CGP LLC(k)	Other(l)	CEC	CEOC(i)	CERP(j)	CGP LLC/Predecessor(k)	Other(l)	CEC
Net income/(loss) attributable to company	$(2,393)	$(406)	$(181)	$209	$(2,771)	$(3,066)	$(638)	$8	$748	$(2,948)
Net income/(loss) attributable to noncontrolling interests	8	—	(33)	(70)	(95)	4	—	(10)	14	8
Net income/(loss)	(2,385)	(406)	(214)	139	(2,866)	(3,062)	(638)	(2)	762	(2,940)
Net (income)/loss from discontinued operations	173	—	16	3	192	218	—	—	(11)	207
Net income/(loss) from continuing operations	(2,212)	(406)	(198)	142	(2,674)	(2,844)	(638)	(2)	751	(2,733)
Income tax (benefit)/provision	(383)	(27)	49	(182)	(543)	(517)	(384)	75	(691)	(1,517)
Income/(loss) from continuing operations before income taxes	(2,595)	(433)	(149)	(40)	(3,217)	(3,361)	(1,022)	73	60	(4,250)
Other (gains)/losses(a)	100	—	(96)	91	95	(27)	(15)	(175)	189	(28)
Interest expense	2,228	389	173	(120)	2,670	2,145	246	77	(216)	2,252
Income/(loss) from operations	(267)	(44)	(72)	(69)	(452)	(1,243)	(791)	(25)	33	(2,026)
Depreciation and amortization	352	200	143	(59)	636	500	216	102	(117)	701
Impairment of intangible and tangible assets(b)	536	289	211	(42)	994	1,809	1,046	—	(24)	2,831
Write-downs, reserves, and project opening costs, net of recoveries(c)	60	13	53	(6)	120	91	15	20	(22)	104
Acquisition and integration costs and other(d)	58	1	17	40	116	34	(3)	15	53	99
Corporate expense	189	60	—	33	282	98	47	—	16	161
Impact of consolidating The LINQ and Octavius Tower(e)	(36)	—	—	36	—	(6)	—	—	6	—
Change in fair value of contingently issuable non-voting membership units	—	—	39	(39)	—	—	—	139	(139)	—
Change in fair value of contingent consideration	—	—	33	(33)	—	—	—	53	(53)	—
Gain on sale of bonds	—	—	(99)	99	—	—	—	—	—	—
EBITDA attributable to discontinued operations	(6)	—	(1)	—	(7)	7	—	—	—	7
Property EBITDA	$886	$519	$324	$(40)	$1,689	$1,290	$530	$304	$(247)	$1,877
Corporate expense	(189)	(60)	—	(33)	(282)	(98)	(47)	—	(16)	(161)
Stock-based compensation expense (f)	41	3	88	—	132	35	1	32	(14)	54
Adjustments to include 100% of Baluma S.A.'s adjusted EBITDA(g)	29	—	—	—	29	9	—	—	—	9
Depreciation in corporate expense	50	—	—	—	50	13	—	—	—	13
Other items(h)	71	5	4	(5)	75	23	9	3	28	63
Adjusted EBITDA	$888	$467	$416	$(78)	$1,693	$1,272	$493	$339	$(249)	$1,855

CAESARS ENTERTAINMENT CORPORATION
NOTES TO SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
___________________

(a)
Amounts primarily represent (gain)/loss on early extinguishments of debt, which represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(b)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of competitive conditions.

(c)
Amounts primarily represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(d)	Amounts include certain costs associated with acquisition and development activities and reorganization activities, which are infrequently occurring costs.

(e)
Amounts represent the EBITDA of The LINQ promenade and Octavius Tower as consolidated in CEOC. Because The LINQ promenade and Octavius Tower are not legally owned by CEOC the related EBITDA impact is removed from Property EBITDA and Adjusted EBITDA measures.

(f)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock granted to the Company's employees.

(g)
Amounts represent adjustments to include 100% of Baluma S.A. (Conrad Punta del Este) adjusted EBITDA as permitted under the indentures governing CEOC's existing notes and the credit agreement governing CEOC's senior secured credit facilities.

(h)
Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company's efficiency and cost-saving programs, business optimization expenses, the Company's insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, one time sales tax assessments and accruals, project start-up costs, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(i)
Amounts include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC's unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility.

(j)	Amounts include the results and adjustments of CERP on a stand-alone basis.

(k)
Amounts include the results and adjustments attributable to CGP LLC and Predecessor Growth Partners (“Predecessor”) on a consolidated or combined, stand-alone basis. The consolidated financial information for the periods subsequent to October 21, 2013 reflects the impacts of the transaction forming CGP LLC in October 2013, including the recording of non-controlling interest and the determination of taxes in accordance with the limited liability company structure of CGP LLC. Financial information for the period through October 21, 2013, referred to herein as Predecessor Growth Partners (“Predecessor”), presents the combination of the assets and entities that were purchased by or contributed to CGP LLC with financial information derived from the historical accounting records and consolidated financial statements of Caesars Entertainment. The financial statement information of CGP LLC presented above have been prepared consistent with CGP LLC's presentation of its results presented on a stand-alone basis. As the properties were acquired from CEOC, CGP LLC has treated these acquisitions as a reorganization of entities under common control; accordingly all properties results are reported as if acquired as of the earliest period presented.

(l)	Amounts include consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC Property EBITDA and Adjusted EBITDA.